                                                                   EXHIBIT 23(C)






                                   CONSENT OF
                            WRIGHT AND COMPANY, INC.

                                                                   Exhibit 23(c)




                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


         We consent to the references to our company in the Prospectus portion of the Registration Statement, including under the heading "Experts."





Wright & Company, Inc.                          By:  /s/ D. Randall Wright
Brentwood, Tennessee                                 --------------------------
February 20, 2006                                    D. Randall Wright
                                                     President